                                                               EXHIBIT 16.1



                                  [LETTERHEAD]






April 5, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Vastera, Inc, (copy attached), which we understand will be filed with the Commission as part of the Company's Form S-1 on page 75 in the first paragraph under "Other Matters". We agree with the statements concerning our Firm in said paragraph in such Form S-1.

Very truly yours,




/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP